    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998


                                                      REGISTRATION NO. 333-39369

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                             BOYKIN LODGING COMPANY
             (Exact name of Registrant as specified in its charter)

                      Ohio                                              34-1824586
 (State or other jurisdiction of incorporation)            (I.R.S. Employer Identification No.)

                           Terminal Tower, Suite 1500
                                50 Public Square
                           Cleveland, Ohio 44113-2258
                                 (216) 241-6375
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                                Robert W. Boykin
                           Terminal Tower, Suite 1500
                                50 Public Square
                           Cleveland, Ohio 44113-2258
                                 (216) 241-6375
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                With a copy to:

                             Robert A. Weible, Esq.
                             Baker & Hostetler LLP
                           3200 National City Center
                             1900 East Ninth Street
                           Cleveland, Ohio 44114-3485
                                 (216) 621-0200
                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.


     1.1 -- Form of Underwriting Agreement for Equity Securities (1)
     4.1 -- Amended Articles of Incorporation (2) (3)
     4.2 -- Code of Regulations (2)
     4.3 -- Specimen Certificate for Common Shares (2)
     4.4 -- Form of Preferred Share Certificate (1)
     4.5 -- Form of Deposit Agreement and Depositary Receipt (1)
     4.6 -- Form of Common Share Warrant Agreement (1)
     4.7 -- Form of Preferred Share Warrant Agreement (1)
     5   -- Opinion of Baker & Hostetler LLP (4)
     8   -- Opinion of Baker & Hostetler LLP regarding tax matters (1)
    12.1 -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Share
            Dividends (4)
    23.1 -- Consent of Arthur Andersen LLP (4)
    23.2 -- Consent of Baker & Hostetler LLP (included in Exhibit 5)
    23.3 -- Consent of Arthur Andersen LLP
    23.4 -- Consent of Arthur Andersen LLP
    23.5 -- Consent of KPMG Peat Marwick LLP
    23.6 -- Consent of Deloitte & Touche LLP
    23.7 -- Consent of Rhea & Ivy P.L.C.
    24   -- Power of Attorney (4)


---------------

(1) To be filed by amendment or incorporated by reference prior to the offering of the related securities.

(2) Incorporated by reference from the Company's Registration Statement on Form S-11 (Registration Statement No. 333-6341), filed on June 19, 1996, as amended.

(3) To be filed by amendment or incorporated by reference prior to the offering of any Preferred Shares or Depository Shares.


(4) Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on January 29, 1998.


                                          BOYKIN LODGING COMPANY

                                          By:       /s/ ROBERT W. BOYKIN
                                            ------------------------------------
                                                Robert W. Boykin, Chairman,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                      DATE
------------------------------------------   ---------------------------   ---------------------

           /s/ ROBERT W. BOYKIN              Chairman, Chief Executive       January 29, 1998
------------------------------------------   Officer and Director
             ROBERT W. BOYKIN                (Principal Executive
                                             Officer)

         /s/ RAYMOND P. HEITLAND             Chief Financial Officer and     January 29, 1998
------------------------------------------   Director
           RAYMOND P. HEITLAND               (Principal Financial and
                                             Accounting Officer)

                                             Director                        January   , 1998
------------------------------------------
             IVAN J. WINFIELD

           LEE C. HOWLEY, JR.*               Director                        January 29, 1998
------------------------------------------
            LEE C. HOWLEY, JR.

             FRANK E. MOSIER*                Director                        January 29, 1998
------------------------------------------
             FRANK E. MOSIER

           WILLIAM H. SCHECTER*              Director                        January 29, 1998
------------------------------------------
           WILLIAM H. SCHECTER

             ALBERT T. ADAMS*                Director                        January 29, 1998
------------------------------------------
             ALBERT T. ADAMS



*By: /s/ ROBERT W. BOYKIN


     ---------------------------------------------------------

     ROBERT W. BOYKIN, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



    EXHIBIT                                       EXHIBIT
    NUMBER                                     DESCRIPTION
    -----------------------------------------------------------------------------------------

     1.1 -- Form of Underwriting Agreement for Equity Securities (1)
     4.1 -- Amended Articles of Incorporation (2) (3)
     4.2 -- Code of Regulations (2)
     4.3 -- Specimen Certificate for Common Shares (2)
     4.4 -- Form of Preferred Share Certificate (1)
     4.5 -- Form of Deposit Agreement and Depositary Receipt (1)
     4.6 -- Form of Common Share Warrant Agreement (1)
     4.7 -- Form of Preferred Share Warrant Agreement (1)
     5   -- Opinion of Baker & Hostetler LLP (4)
     8   -- Opinion of Baker & Hostetler LLP regarding tax matters (1)
    12.1 -- Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Share
            Dividends (4)
    23.1 -- Consent of Arthur Andersen LLP (4)
    23.2 -- Consent of Baker & Hostetler LLP (included in Exhibit 5)
    23.3 -- Consent of Arthur Andersen LLP
    23.4 -- Consent of Arthur Andersen LLP
    23.5 -- Consent of KPMG Peat Marwick LLP
    23.6 -- Consent of Deloitte & Touche LLP
    23.7 -- Consent of Rhea & Ivy P.L.C.
    24   -- Power of Attorney (4)


---------------


(1) To be filed by amendment or incorporated by reference prior to the offering of the related securities.



(2) Incorporated by reference from the Company's Registration Statement on Form S-11 (Registration Statement No. 333-6341), filed on June 19, 1996, as amended.



(3) To be filed by amendment or incorporated by reference prior to the offering of any Preferred Shares or Depository Shares.



(4) Previously filed.